                                                                     EXHIBIT 4.2

                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF GEORGIA



                                                         CUSIP # 92923K106





                                   WGNB CORP.








THIS CERTIFIES THAT
_____________________________________________________________________ IS THE
OWNER OF
________________________________________________________________________________
FULLY PAID AND NON-ASSESSABLE SHARES OF THE CAPITAL STOCK OF THE ABOVE NAMED CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS HEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS ________________ DAY OF ___________________ A.D.

                                     ___________________________________________

                                     ___________________________________________
                                     SECRETARY/TREASURER
PRESIDENT

                          EXPLANATION OF ABBREVIATIONS

         The following abbreviations, when used in the description of ownership on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations. Abbreviations, in addition to those appearing below, may be used.

JT TEN As joint tenants with right of survivorship and not as tenants in common

TEN COM           As tenants in common

TEN ENT           As tenants by the entireties

UNIF GIFT MIN ACT Uniform Gifts to Minor Act

CUST              Custodian for

For value received, _____________ hereby sell, assign and transfer unto
_______________________________________________________________________
Shares represented by the within Certificate and do hereby irrevocably constitute and appoint __________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________

In presence of:

________________________________    ________________________________



This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between WGNB Corp. (the "Company") and SunTrust Bank, Atlanta (the "Rights Agent") dated as of February 12, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes and Acquiring Person, or any Affiliate or Associate thereof, (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.